Exhibit 10.1

CONVERTIBLE SECURITIES PURCHASE AGREEMENT

This Convertible Securities Purchase Agreement, dated as of June     , 2015 (this “Agreement”), is entered into by and among Q Therapeutics, Inc. (the “Company”), a corporation incorporated in the state of Delaware, and the persons and entities listed on the schedule of investors attached hereto as Schedule I (the “Investors”).

The parties hereby agree as follows:

1. The Convertible Securities.

(a) Issuance of Convertible Securities. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a convertible security in the form of Exhibit A hereto (each, a “Convertible Security” and, collectively, the “Convertible Securities”) for the investment amount set forth opposite the respective Investor’s name on Schedule I hereto (the “Investment Amount”). The obligations of the Investors to purchase Notes are several and not joint.

(b) Delivery; Use of Proceeds. The sale and purchase of the Convertible Securities shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investors may determine (the “Closing Date”). At the Closing, the Company will deliver to each of the Investors the Convertible Security to be purchased by such Investor, against receipt by the Company of such Investor’s Investment Amount. The Company may conduct one or more additional closings within 120 calendar days of the Closing (each, an “Additional Closing”) to be held at such place and time as the Company and the Investors participating in such Additional Closing may determine (each, an “Additional Closing Date”). The proceeds of the Convertible Securities shall be used for general corporate purposes.

2. Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a) Due Incorporation, Qualification. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where such qualification or license is required.

(b) Authority; Enforceability. The execution, delivery and performance by the Company of this Agreement and each Convertible Security issued hereunder (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company. Each Transaction Document executed by the Company has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(c) Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Articles of Incorporation, Certificate of Incorporation, Bylaws or other formation or charter documents, as applicable (as amended, the “Charter

Documents”), or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien or encumbrance upon any property, asset or revenue of the Company.

(d) No Violation or Default. The Company is not in violation of or in default with respect to (i) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound.

3. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of a Convertible Security as follows:

(a) Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of such Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. Such Investor has been advised that the Convertible Securities and the underlying securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Convertible Securities to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

4. Conditions to Closing of the Investors. Each Investor’s obligations at the Closing and each Additional Closing are subject to the fulfillment, on or prior to the Closing Date or applicable Additional Closing Date, of all of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date or applicable Additional Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date or applicable Additional Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Convertible Securities.

(c) Legal Requirements. At the Closing or the applicable Additional Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Convertible Securities shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d) Transaction Documents. The Company shall have duly executed and delivered to the Investors the following documents: (i) this Agreement and (ii) each Convertible Security issued hereunder.

5. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Convertible Securities at the Closing and at each Additional Closing is subject to the fulfillment, on or prior to the Closing Date or the applicable Additional Closing Date, of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the applicable Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date and the applicable Additional Closing Date.

(b) Legal Requirements. At the Closing and at each Additional Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Convertible Securities shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

6. Miscellaneous.

(a) Company shall pay all legal and administrative costs of this transaction upon Closing not to exceed $5000.

(b) Nature of Investment. Each Investor acknowledges that investment in the Convertible Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(c) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(d) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e) Successors and Assigns. Subject to the restrictions on transfer described in Section 6(g) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(f) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(g) Notices. All notices, demands, consents, or other communications hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to a Investor, at such Investor’s address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at such address or fax number set forth on the signature pages hereto, or at such other address or facsimile number as the Company shall have furnished to the Investors in writing. All such communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(h) Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

Q THERAPEUTICS, INC. a Delaware corporation

By:
Name:	Deborah A. Eppstein
Title:	Chief Executive Officer

INVESTORS:

By:
Name:

and

By:
Name: